UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

Commission file number 001-41113

GAMES & ESPORTS EXPERIENCE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1592885
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

7381 La Tijera Blvd. P.O. Box 452118 Los Angeles, California	90045
Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (213) 266-7674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	GEEXU	The Nasdaq Global Market
Class A Ordinary Shares	GEEX	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	GEEXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 15, 2022, Margaret C. Whitman resigned as a member of the board of directors (the “Board”) of Games & Esports Experience Acquisition Corp. (the “Company”) following her confirmation by the U.S. Senate as the United States Ambassador to Kenya. Ms. Whitman served as an independent director of the Company and as member of the Audit and Compensation Committees of the Board. Ms. Whitman’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The size of the Board is now six (6) following Ms. Whitman’s departure. Ms. Whitman remains a shareholder of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Games & Esports Experience Acquisition Corp.

Date: July 21, 2022	By:	/s/ Ari Segal
	Name:	Ari Segal
	Title:	Chief Executive Officer